SUBSCRIPTION AGREEMENT

Research Frontiers Incorporated
240 Crossways Park Drive
Woodbury, NY 11797-2033

The undersigned (the "Investor") hereby confirms its agreement with you as follows:

1. This Subscription Agreement (this "Agreement") is made as of the date set forth below between Research Frontiers
Incorporated, a Delaware corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to 1,200,000 Units for a purchase price of $5.00 per Unit (the "Purchase Price"). Each Unit shall consist of one share (the "Shares") of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"), and one-fifth of a warrant to purchase one share of Common Stock at a warrant exercise price of $7.50 per share, in the form attached hereto as Exhibit B (the "Warrants").

3. The Offering and sale of the Units (the "Offering") are being made pursuant to an effective Registration Statement on Form S-3 (including the exhibits thereto, as amended at the date of this Agreement (the "Registration Statement"), and the Prospectus contained therein (the "Base Prospectus"), filed by the Company on November 8, 2004 with the Securities and Exchange
Commission (the "Commission") and a Prospectus Supplement
(the "Prospectus Supplement') containing certain supplemental information regarding the Units and terms of the Offering that will be filed with the Commission and delivered to the Investor along with the Company's counterpart to this Agreement.

4. The Company and the Investor agree that the Investor will purchase directly from the Company, and the Company will issue and sell directly to the Investor, the number of Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5. At the Closing, the Company shall deliver to the Investor a certificate representing the Warrants. The Shares purchased by the Investor shall be delivered by electronic book-entry at The Depository Trust Company ("DTC"), registered in the Investor's name and address as set forth below, and released by Continental Stock Transfer & Trust Company, the Company's transfer agent
(the "Transfer Agent"), to the Investor at the Closing.  NO
LATER THAN ONE (1) BUSINESS DAY AFTER THE
EXECUTION OF THIS AGREEMENT BY THE INVESTOR
AND THE COMPANY, THE INVESTOR SHALL:

(A)  DIRECT THE BROKER-DEALER AT WHICH THE
     ACCOUNT OR ACCOUNTS TO BE CREDITED WITH
     THE SHARES ARE MAINTAINED TO SET UP A
     DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC")
     INSTRUCTING THE TRANSFER AGENT TO CREDIT
     SUCH ACCOUNT OR ACCOUNTS WITH THE
     SHARES, AND

(B)  REMIT BY WIRE TRANSFER THE AMOUNT OF
     FUNDS EQUAL TO THE AGGREGATE PURCHASE
     PRICE FOR THE UNITS BEING PURCHASED BY
     THE INVESTOR TO THE FOLLOWING ACCOUNT:

          JPMorgan Chase Bank
          6040 Tarbell Road
          Syracuse, New York 13206
          Account Name:  Research Frontiers Incorporated
          Account Number: 825-624-290
          ABA Wire Code No.: 021 000 021

IT IS THE INVESTOR'S RESPONSIBILITY TO (A) MAKE
THE NECESSARY WIRE TRANSFER IN A TIMELY
MANNER AND (B) ARRANGE FOR SETTLEMENT BY
WAY OF DWAC IN A TIMELY MANNER.  IF THE
INVESTOR DOES NOT DELIVER THE AGGREGATE
PURCHASE PRICE FOR THE UNITS OR DOES NOT
MAKE PROPER ARRANGEMENTS FOR SETTLEMENT
IN A TIMELY MANNER, THE UNITS MAY NOT BE
DELIVERED AT CLOSING TO THE INVESTOR OR THE
INVESTOR MAY BE EXCLUDED FROM THE CLOSING
ALTOGETHER.

6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no plan or intention to distribute the Shares and/or Warrants through a NASD member.
Exceptions:


     (If no exceptions, write "none." If left blank, response will be deemed to be "none.")

7. The Investor represents that it has received the Registration Statement, prior to or in connection with the receipt of this Agreement.


8. Investor understands and agrees that the subscription contained herein shall not be deemed binding upon the Company until it is accepted by the Company and that the subscription may be rejected by the Company in its sole discretion for any reason. Subscriber further acknowledges and agrees that, subject to applicable law, this subscription is irrevocable.


Number of Units:  _________________________

Purchase Price Per Unit: $5.00

Aggregate Purchase Price: $__________________

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                              Dated as of: February ____, 2005


___________________________________
INVESTOR
By: ________________________________
Print Name: _________________________
Title: ______________________________
Address:____________________________
       ____________________________
       ____________________________
Telephone:__________________________
Facsimile: __________________________


Agreed and Accepted
this 11th day of February, 2005:

RESEARCH FRONTIERS INCORPORATED

By: ______________________________
Title: _____________________________

                             ANNEX I

            TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2.   Agreement to Sell and Purchase the Units.

     2.1 At the Closing (as defined in Section 3.1), the Company will sell directly to the Investor, and the Investor will purchase directly from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the "Signature Page") for the aggregate purchase price therefor set forth on the Signature Page.

     2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the "Other Investors") and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Subscription Agreements executed by the other Investors are hereinafter sometimes collectively referred to as the "Agreements."

3.   Closings and Delivery of the Shares, Warrants and Funds.

     3.1  Closing.   The completion of the purchase and sale of the
Units (the "Closing") will occur at a place and time (the"Closing Date") to be specified by the Company, who shall notify the Investors in advance. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

     3.2  (a)  Conditions to the Company's Obligations.    The
Company's obligation to issue the Units to the Investor will be subject to the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

     (b)  Conditions to the Investor's Obligations.    The
Investor's obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Subscription Agreement (collectively, the "Company Closing Conditions"). The Investor's obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Units that they have agreed to purchase from the Company.

     3.3 Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor as specified in the Subscription Agreement. Investor shall also furnish to the Company a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, W-8 form).

     3.4  Delivery of Shares and Warrants.  No later than one
(1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant to set up a Deposit/Withdrawal at Custodian ("DWAC") instructing
Continental Stock Transfer & Trust Company, the Company's transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Company. Simultaneously with the delivery to the Company of the Investor's subscription funds, the Company shall direct its transfer agent to credit the Investor's account or accounts with the Shares pursuant to the information contained in the DWAC, and will also issue and deliver to the address specified by the Investor, the Warrants.

4.   Representations, Warranties and Covenants of the
Investor.

     4.1 The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units, including but not limited to, the Company's Registration Statement and all documents incorporated therein by reference, (b) the Investor has answered all questions on the Signature Page for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date, (c) the Investor, in connection with its decision to purchase the number of Units set forth on the Signature Page, relied only upon the Base Prospectus, the Prospectus Supplement, the Documents incorporated therein by reference, the Company's regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission, and the representations and warranties of the Company contained herein, and (d) the Investor is an "accredited investor" within the meaning of Rule 501(a)(1),
(2) or (3) under the Securities Act of 1933, as amended (the
"Securities Act").

     4.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or Warrants or has in it possession or distributes any offering material, in all cases at its own expense. No party has been authorized to make, and have not made, any representation or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

     4.3 The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

     4.4 The Investor understand that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

     4.5 The Investor represents, warrants and agrees that, since the date on which the Investor was first contacted about the Offering until the time that the material terms of the transaction hereunder are publicly disclosed in a press release or a filing with the Commission, it has not engaged, and will not engage, in any short selling of the Company's securities, or established or increased any "put equivalent position" as defined in Rule 16(a)- 1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the Company's securities.

5.   Representations, Warranties and Covenants of the
Company. The Company represents and warrants to, and agrees with, the Investor that:

     5.1 The Company has filed with the Commission a Registration Statement on Form S-3 (Registration File No. 333-115052) under the Securities Act, which was declared effective by the S.E.C. on November 9, 2004, for the registration under the Securities Act of the Shares (and any shares issuable upon exercise of the Warrants). At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule
424(b) under the Securities Act, and the rules and regulations (the "Rules and Regulations") of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Units and the plan of distribution thereof and has advised the Investors of all further information (financial and other) with respect to the Company required to be set forth therein. The Company will also use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all shares of common stock issuable pursuant to the exercise of the Warrants have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act, or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company's transfer agent and the Investor. Any reference in the Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to an include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described," "referenced," "set forth" or "stated" in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

     5.2 The Registration Statement (and any further documents to be filed with the Commission on or prior to the Closing Date) contains all exhibits and schedules as required by the Securities
Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement, in light of the circumstances under which they were made) not misleading; and any further documents so filed an incorporated by reference in the Base
Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Investors specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

     5.3 The Company has been duly organized and are validly existing as corporations or other legal entities in good standing (or the equivalent thereof, if any) under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing (or the equivalent thereof, if any) as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified and in good standing or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

     5.4 The Shares to be issued and sold by the Company under this Agreement (and shares of Common Stock issuable pursuant to the exercise of the Warrants) have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or therein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Shares and Warrants conform to the description thereof contained in the Base Prospectus and the Prospectus Supplement.

     5.5 As of the Closing Date and excluding any Securities issued pursuant to the Offering, the Company has 12,812,559 shares of its Common Stock outstanding, as well as outstanding options and warrants to purchase 2,678,400 shares of Common
Stock, and options or other equity awards for 528,822 shares available for future issuance pursuant to the Company's 1998
Stock Option Plan. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Base
Prospectus and the Prospectus Supplement. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries that have been granted by the Company other than those accurately described herein or in the Base Prospectus and the Prospectus Supplement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Base Prospectus and the Prospectus Supplement accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

     5.6 The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether asserted in a proceeding at equity or law, and may be limited by federal or state securities laws and public policy considerations in respect thereof.

     5.7 The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute, law, rule or regulation or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except for such breach, violation or default that, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.8 No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act or the Exchange Act and such as may be required under the securities, or blue sky, laws of any jurisdiction in connection with the offer and sale of the Shares or Warrants by the Company in the manner contemplated herein and in the Base Prospectus and the Prospectus Supplement.

     5.9 The financial statements, together with the related notes and schedules, of the Company included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be, present fairly the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries and other consolidated entities as of the dates and for the periods indicated, comply in all material respects with the Securities Act and the Rules and Regulations thereunder, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be.

     5.10 Except as set forth in the Base Prospectus and the Prospectus Supplement, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which is required to be described in the Base Prospectus or the Prospectus Supplement and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company, would have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     5.11 The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities, and any other foreign, federal, state or local government or businesses (collectively, "Permits"), except for such Permits which the failure to obtain would not have a Material Adverse Effect (the
"Immaterial Permits"), and is in compliance in all material respects with the terms and conditions of all such Permits other than the Immaterial permits (the "Required Permits"); all of such Required Permits held by the Company are valid and in full force and effect; there is no pending or, to the Company's knowledge, threatened action, suit, claim or proceeding which may cause any such Required Permit to be limited, revoked, cancelled, suspended, modified or not renewed and the Company has not received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Required Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Base Prospectus or the Prospectus Supplement.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive for two years after the Closing.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)  if to the Company, to:

     Research Frontiers Incorporated
     240 Crossways Park Drive
     Woodbury, NY 11797-2033
     Attention: President
     Phone: (516) 364-1902
     Telecopy: (516) 364-3798

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement. Copies of this Agreement sent by fax shall be effective as if they were originals.

13. Confirmation of Sale. The Investor acknowledges and agrees that such Investor's receipt of the Company's counterpart to this Agreement, together with the Prospectus Supplement, shall constitute written confirmation of the Company's sale of Shares to such Investor.

                           EXHIBIT A

                RESEARCH FRONTIERS INCORPORATED

                     INVESTOR QUESTIONNAIRE

     Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information.

1. The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4.   The Social Security Number or Tax Identification
     Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

6.   DTC Participant Number

7.   Name of Account at DTC Participant being credited

8. Account Number at DTC Participant being credited with the Shares

                            Exhibit B
                        [FORM OF WARRANT]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED PURSUANT TO THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
BE SOLD, TRANSFERRED, HYPOTHECATED OR
OTHERWISE DISPOSED OF UNLESS THERE IS A
REGISTRATION STATEMENT THEN IN EFFECT COVERING
SUCH SECURITIES OR AN EFFECTIVE EXEMPTION FROM
SUCH REGISTRATION OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT UNDER THE
CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

                RESEARCH FRONTIERS INCORPORATED
                 COMMON STOCK PURCHASE WARRANT


     THIS CERTIFIES that, for value received, [INVESTOR], hereinafter called "Warrantholder"), is entitled to purchase from Research Frontiers Incorporated, a Delaware corporation (hereinafter called the "Company"), [NUMBER OF SHARES
EQUAL TO 20% OF SHARES SUBSCRIBED FOR] shares of common stock, par value $.0001 per share (hereinafter called the "Shares") of the Company at a warrant exercise price of $7.50 per share (such price per share and the number of shares of common stock so purchasable being subject to adjustment as provided below) at any time on or before 4:30 p.m. New York time on February 11, 2010 (the "Expiration Date"), all in accordance with the terms hereof.

     1.  Exercise of Warrants and Holding of Underlying Stock.

     1.1 The Warrants evidenced by this Warrant Certificate may be exercised prior to 4:30 p.m. New York time on the Expiration
Date in whole at any time or in part from time to time during such period by the surrender of this Warrant Certificate, along with a Notice of Exercise in the form attached hereto duly executed and completed by Warrantholder, at the office of the Company, 240 Crossways Park Drive, Woodbury, New York 11797-2033 together with payment in full in lawful money of the United States, of the Warrant exercise price payable at the time of such exercise in respect of the Warrants being exercised. Such payment shall be made by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at JPMorgan Chase
Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account
Number: 825-624-290, ABA Wire Code No.: 021 000 021, or to
such other account or place, as the Company may specify. If less than all of the Warrants represented by this Warrant Certificate are being exercised, the Company will, upon such exercise, deliver to Warrantholder a new certificate (dated the date hereof) evidencing the Warrants not so exercised.

     1.2 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE
     HAVE NOT BEEN REGISTERED PURSUANT TO THE
     SECURITIES ACT OF 1933, AS AMENDED, AND MAY
     NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR
     OTHERWISE DISPOSED OF UNLESS THERE IS A
     REGISTRATION STATEMENT THEN IN EFFECT
     COVERING SUCH SHARES OR AN EFFECTIVE
     EXEMPTION FROM SUCH REGISTRATION OR AN
     OPINION OF COUNSEL SATISFACTORY TO THE
     COMPANY THAT UNDER THE CIRCUMSTANCES
     REGISTRATION IS NOT NECESSARY.

Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend.

1.3     Limitations on Exercise.

     (a) Notwithstanding anything to the contrary contained herein, the number of Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock of the Company then beneficially owned by such Warrantholder and its affiliates and any other person or entity whose beneficial ownership of such common stock would be aggregated with the Warrantholder's for purposes of
Section 13(d) of the Securities Exchange Act of 1934 (the
"Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of common stock of the Company (including for such purpose the shares of common stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange
Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of common stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a transaction contemplated by Section 2.1 of this Warrant. By written notice to the Company, a Warrantholder may waive the provisions of this
Section 1.3(a) as to itself but any such waiver will not be effective until the 61st day after delivery thereof and such waiver shall have no effect on any other person or entity.

     (b) Notwithstanding anything to the contrary contained herein, the number of Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock of the Company then beneficially owned by such Warrantholder and its affiliates and any other person or entity whose beneficial ownership of such common stock would be aggregated with the Warrantholder's for purposes of
Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of common stock of the Company (including for such purpose the shares of common stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a transaction contemplated by Section 2.1 of this Warrant. This restriction may not be waived.

     2.   Reclassification, Consolidation or Merger.

     2.1 In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors of the Company in the number of Shares and price per Share subject to this Warrant Certificate. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Warrantholder shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the vested Warrants evidenced by this Warrant Certificate the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares so exercised.

     2.2 Any adjustment under this Paragraph 2 in the number of Shares subject to this Warrant Certificate shall apply proportionately to only the unexercised portion hereunder and shall not have any retroactive effect with respect to Warrants theretofore exercised. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

     2.3 No adjustment of the exercise price shall be made if the amount of such adjustment shall be less than $.01 per Share, but in such case any adjustment that would otherwise be required then to be made, shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to no less than $.01 per share.

     2.4 No fractional shares of common stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of shares of common stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

     2.5 When any adjustment is required to be made in the exercise price or number of Shares subject to this Warrant
Certificate, initial or adjusted, the Company shall within sixty (60) days after the date when the circumstances giving rise to the adjustment occurred mail to the Warrantholder a statement describing in reasonable detail any method used in calculating such adjustment.

     3.  Prior Notice as to Certain Events.

     The Company shall mail to Warrantholder not less than ten
(10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

     4.  Reservation and Issuance of Shares.

     4.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will be duly authorized, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrantholder.

     4.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

     5.  Investment Representation.

     By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that the Warrantholder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment and not for resale or distribution.

     6.  Miscellaneous.

     6.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant Certificate.

     6.2 This Warrant Certificate is being executed and delivered in the State of New York, and this Warrant Certificate shall be interpreted under, and the Warrantholder and the Company subject to, the laws and jurisdiction of the state and federal courts of the State of New York, United States of America. The parties hereby consent to such jurisdiction.

     6.3 Subject to the provisions of Section 1.2 hereof, this Warrant Certificate may be exercised at any time after the date hereof and prior to its expiration as of 4:30 p.m. New York time on the Expiration Date, and shall be void and of no effect after 4:30 p.m. New York time on the Expiration Date.

     6.4 By accepting delivery of this Warrant Certificate, the Warrantholder acknowledges that the Warrants granted hereunder shall be in full satisfaction of all obligations to issue Warrants to the Warrantholder pursuant to the Subscription Agreement dated
February 10, 2005 between the Company and the Warrantholder.

     IN WITNESS WHEREOF, the Company and the
Warrantholder have executed this Warrant Certificate this 11th day of February, 2005 by each of their duly authorized officers.

RESEARCH FRONTIERS INCORPORATED

By:______________________________________
     Robert L. Saxe, Chairman

[INVESTOR]

By:____________________________________________
     Managing Director

                   [Form of Notice of Exercise]

     The undersigned hereby irrevocably elects to exercise the warrants we currently hold to purchase ____________ shares of common stock, $0.0001 par value per share, of Research Frontiers Incorporated (the "Company") at an exercise price of $7.50 per share. Attached to this notice is the original Warrant certificate evidencing the aforementioned warrants. We have delivered to the Company US$_______________ representing the aggregate exercise price for the warrants exercised hereunder. A certificate representing the shares issuable upon exercise should be issued in the undersigned's name.

     The undersigned hereby represents and warrants to the Company that the representations and warranties and acknowledgments made by the undersigned in the Subscription
Agreement dated February 10, 2005 between the undersigned and the Company are still true and correct as if made on the date of this Notice of Exercise, and that the undersigned has carefully read any reports or statements filed with the Securities and Exchange
Commission regarding the Company after February 10, 2005, and that the Company has also made available to the undersigned all other documents and information that the undersigned has requested relating to an investment in the Company.


Dated: ________ __, _____

[INVESTOR]


By:__________________________________
Name:
Title: